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                                                                    Exhibit 99.1
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                     AMENDMENT NO. 1 TO WARRANT AGREEMENT

         This is Amendment No. 1, dated as of May 26, 2000 (this "Amendment") to the Warrant Agreement, dated as of July 1, 1996, between Pacific Aerospace & Electronics, Inc., a Washington corporation, as successor to PCT Holdings, Inc., a Nevada corporation (the "Company") and Interwest Transfer Co., Inc., a Utah corporation (the "Warrant Agent"). All capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

         WHEREAS, the Company wants to extend the expiration date of the Warrants, as provided in this Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         1.   Expiration Date. The term "Expiration Date" as used in the
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Agreement is hereby amended to be July 15, 2003. In each place where the term
"July 15, 2001" appears in any Warrant Certificate (including without limitation the form of Warrant Certificate attached as Exhibit A to the Agreement), such term is hereby deemed to be "July 15, 2003."

         2.   Entire Amendment; Savings Provision. This Amendment sets forth the
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entire amendment being made to the Agreement. Except as specifically provided in this Amendment, the Agreement and all Warrant Certificates remain in full force and effect in accordance with their terms. References in any Warrant Certificate to the Agreement shall be deemed to refer to the Agreement, as amended by this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.



PACIFIC AEROSPACE & ELECTRONICS, INC.          INTERWEST TRANSFER CO., INC.



By /s/ Donald A. Wright                        By /s/ Kurtis D. Hughes
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   Its President and CEO                       Its Vice President
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